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                                                                    Exhibit 23




                       CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
QVC, Inc.:



We consent to the incorporation by reference in the registration statements (Nos. 33-60982, 33-56271, 33-57409, 33-57469, 33-57177 and 33-57399) on Form
S-3, the registration statements (Nos. 33-54263, 33-57405 and 33-56135 on Form S-4, and the registration statements (Nos. 33-54263, 33-59058 and 33-44532) on Form S-8 of Tele-Communications, Inc. of our report dated March 4, 1994, related to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which report appears in the Current Report on Form 8-K of Tele-Communications, Inc. and TCI Communications, Inc. dated February 3, 1995. Our report refers to a change in the method of accounting for income taxes in 1993.



                                            /s/ KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania


February 3, 1995